CAMBER ENERGY, INC. 8-K

Exhibit 99.1

Camber Energy, Inc. Announces Change in Chief Executive Officer

SAN ANTONIO, TX / ACCESSWIRE / May 25, 2018 / Camber Energy, Inc. (NYSE American: CEI) ("Camber" or the "Company"), an independent oil and gas company, announced today that Richard N. Azar II resigned as Chief Executive Officer of the Company effective on May 25, 2018. Mr. Azar remains a member of the Board of Directors of the Company.

Effective upon Mr. Azar’s resignation, the Board of Directors of the Company appointed Mr. Louis G. Schott as Chief Executive Officer of the Company.

Mr. Schott has over 24 years of legal and business experience with 20 years in the oil and gas industry, including a strong background in restructuring, mergers and acquisitions, public company regulations and requirements, title, energy finance, business development, general negotiations and land. Mr. Schott’s recent restructuring experience includes restructurings within and outside of bankruptcy and both public, traded on the TSX and NYSE American, and private entities.

Mr. Azar’s resignation was made partially in connection with his status as a personal guarantor under the Company’s outstanding bank loan with International Bank of Commerce (“IBC”), which as previously reported by the Company, is currently in default and perceived conflicts of interest in connection therewith and in connection with the Company’s negotiation of a resolution thereto. As of the date of this press release, the Company continues to discuss potential settlements and modifications of the IBC debt and expects Mr. Schott to help facilitate such negotiations moving forward.

More information regarding Mr. Azar’s resignation and Mr. Schott, including his biographical information and engagement agreement, can be found in the Form 8-K filed today by Camber, available on the SEC's EDGAR website here.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in central Oklahoma, in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $9 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.